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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-3) of IntraNet Solutions, Inc. pertaining to the registration of 345,000 shares of its common stock, of our report dated June 30, 1997, except for Note 9, as to which the date is April 28, 1999 and for Note 1, as to which the date is February 10, 2000, included in the Registration Statement (Form S-3 No. 333-30466) and related Prospectus of IntraNet Solutions, Inc. filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 9, 2000